LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of John R. McArthur and Arlene S. Graves, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney in fact to execute and cause to be filed from time to time with the

United States Securities and Exchange Commission (the "Commission")

and any stock exchange or similar authority in his name, place and stead reports required pursuant to Section 16(a) of the Securities

Exchange Act of 1934, as amended (Forms 3, 4 or 5) as to his beneficial ownership of securities and Form 144, Notice of Proposed Sale of

Securities Pursuant to Rule 144 Under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or

Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, and may be relied upon by the

Commission as being in full force and effect until it is notified in writing or via electronic transmission of such revocation.

IN WITNESS WHEREOF the undersigned has herewith set his hand on this 11th day of May 2005.

Carlos A. Saladrigas